                                 EXHIBIT NO. 4
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                                                                       EXHIBIT 4


         CHARTERED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

================                                           ===================

       No.                 NORTHWEST BANCORP, INC.                Shares
                            WARREN, PENNSYLVANIA
================                                           ===================
                        FULLY PAID AND NON-ASSESSABLE
                             PAR VALUE $.10 EACH

                                                  THE SHARES REPRESENTED BY THIS
                                                     CERTIFICATE ARE SUBJECT TO
                                                  RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that                                              is the owner of

                           SHARES OF COMMON STOCK OF

                            NORTHWEST BANCORP, INC.
                          a Pennsylvania corporation

     The shares evidenced by this certificate are transferable only on the books of Northwest Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

     IN WITNESS WHEREOF, Northwest Bancorp, Inc. has caused this certificate to be executed, by the facsimile signatures of its duly authorized officers and has caused its a facsimile of its seal to be hereunto affixed.



By_________________________           [SEAL]           By_____________________
         SECRETARY                                             PRESIDENT
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     The shares of common stock evidenced by this certificate are subject to a limitation contained in the Articles of Incorporation of Northwest Bancorp, Inc. (the "Company") to the effect that no person other than Northwest Bancorp, MHC, the parent mutual holding company of the Company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of (i) more than 10% of any class of any equity security of the Company or (ii) any securities convertible into more than 10% of any class of any equity security of the Company. This limitation shall not apply to (i) any offer with a view toward public resale made exclusively to the Company or underwriters or a selling group acting on its behalf, (ii) the purchase of shares by a tax-qualified employee stock benefit plan or arrangement of the Company or a subsidiary of the Company and any trustee of such a plan or arrangement, or (iii) any offer or acquisition approved in advance by the affirmative vote of 80% of the members of the Company's Board of Directors then in office. In the event shares are acquired in violation of this provision, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote.

     The Board of Directors of the Company is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this Certificate may not be cumulatively voted on any matter. The Articles of Incorporation require the affirmative vote of the holders of at least 75% of the voting stock of the Company, voting together as a single class, to amend certain provisions of the Articles of Incorporation.

     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM  - as tenants in common         UNIF GIFT MIN ACT     - ________ Custodian _________
                                                                     (Cust)               (Minor)
     TEN ENT  - as tenants by the entirety
                                                                   Under Uniform Gifts to Minors Act
     JT TEN   - as joint tenants with right
                of survivorship and not as
                                                                   ___________________________________
                tenants in common                                              (State)

    Additional abbreviations may also be used though not in the above list


For value received, ______________________ hereby sell, assign and transfer unto

________________________________________________________________

________________________________________________________________
PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER


________________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)
________________________________________________________________________________

______________________________________________________________________ Shares of
the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________
________________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated, _______________

In the presence of                      Signature:

______________________________          ____________________________________


NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.